                                                Filed pursuant to Rule 424(b)(2)
                                                               File No. 33-60351

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 1, 1995)

                                 $300,000,000

                      BellSouth Telecommunications, Inc.

               FIFTY YEAR 5.85% DEBENTURES DUE NOVEMBER 15, 2045

                               ----------------

                    Interest payable May 15 and November 15

                               ----------------

 The Debentures will not be redeemable prior to maturity at the option of  the
  Company. The Debentures  will be redeemable  at the option  of the  holders thereof on  November 15,  2000 at  100% of  their principal  amount  plus accrued interest. See  "Description of the  Debentures --  Redemption."
     The Debentures will be represented  by one or more global  securities registered in  the  name  of  a nominee  of  The  Depository  Trust
       Company, as depositary  (the "Depositary"). Beneficial  interests in the Debentures will be shown on, and transfers thereof  will
         be  effected  only   through,  records   maintained  by   the
          Depositary  and  its  participants.  Except  as   described
           herein,  Debentures  in  definitive  form  will  not   be
            issued. The Debentures will  trade in the  Depositary's
             Same-Day Funds  Settlement System.  All  payments  of
              principal and  interest on  global securities  will
               be made by the  Company in immediately  available
                funds. See  "Description of  the Debentures  --
                 Book-Entry System."

                               ----------------

    Application will be made to list the Debentures on the New York Stock
                                  Exchange.

                               ----------------

 THESE SECURITIES  HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY  THE SECURITIES
   AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION NOR HAS THE
    COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  PASSED  UPON  THE
      ACCURACY  OR  ADEQUACY  OF   THIS  PROSPECTUS  SUPPLEMENT  OR  THE
       PROSPECTUS.  ANY REPRESENTATION  TO THE CONTRARY  IS A  CRIMINAL
         OFFENSE.

                               ----------------

                       PRICE 99.95% AND ACCRUED INTEREST

                               ----------------


                                                     UNDERWRITING
                                                    DISCOUNTS AND   PROCEEDS TO
                                 PRICE TO PUBLIC(1) COMMISSIONS(2) COMPANY(1)(3)
                                 ------------------ -------------- -------------
Per Debenture..................        99.95%            .50%         99.45%
Total..........................     $299,850,000      $1,500,000   $298,350,000

--------
(1) Plus accrued interest from November 15, 1995.
(2) The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933.
(3) Before deduction of expenses payable by the Company estimated at $300,000.

                               ----------------

  The Debentures are offered by the Underwriter named below, subject to prior sale, when, as and if accepted by the Underwriter and subject to approval of certain legal matters by Davis Polk & Wardwell, counsel for the Underwriter. It is expected that delivery of the Debentures will be made on or about November 27, 1995 through the book-entry facilities of the Depositary against payment therefor in immediately available funds.

                               ----------------

                             MORGAN STANLEY & CO.
                                  Incorporated

November 17, 1995

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE DEBENTURES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                            PROCEEDS OF THE OFFERING

  The proceeds from the sale of the Debentures offered hereby (the "Debentures") are expected to be as follows:

       Gross Proceeds............................................. $299,850,000
       Accrued Interest...........................................      585,000
       Less--Underwriting Discounts and Commissions...............    1,500,000
          Expenses................................................      300,000
                                                                   ------------
          Net Proceeds............................................ $298,635,000
                                                                   ============

  The Company intends to apply the net proceeds toward the permanent refinancing of $300,000,000 aggregate principal amount of Forty Year 8 1/2% Debentures due August 1, 2029, issued by Southern Bell Telephone and Telegraph Company.

                         DESCRIPTION OF THE DEBENTURES

GENERAL

  The Debentures will be issued under an Indenture dated November 15, 1995 and a supplemental indenture thereto dated November 15, 1995. Provisions of the Indenture are more fully described under "Description of Securities" in the attached Prospectus to which reference is hereby made.

  The Debentures will mature on November 15, 2045. Interest on the Debentures will accrue from November 15, 1995 and will be payable semiannually on each May 15 and November 15, beginning May 15, 1996, to the persons in whose names the Debentures are registered at the close of business on the May 1 or November 1 prior to the payment date at the annual rate set forth on the cover page of this Prospectus Supplement.

  The principal of, and interest on, the Debentures are to be payable at the office or agency of the Company in New York, New York.

REDEMPTION

  The Debentures will not be redeemable at the option of the Company prior to maturity.

  The Debentures will be redeemable on November 15, 2000, at the option of the holders thereof, at 100% of their principal amount, together with interest payable to the date of redemption. Less than the entire principal amount of any Debenture may be redeemed, provided the principal amount which is to be redeemed is equal to $1,000 or an integral multiple of $1,000.

  The Depositary or its nominee, as registered holder of the Debentures, will be entitled to tender the Debentures on November 15, 2000 for repayment. During the period from and including September 15, 2000 to and including October 15, 2000, the Depositary will receive instructions from its participants (acting on behalf of owners of beneficial interests in the Debentures) to tender the Debentures for repayment under the Depositary's procedures. Such tenders for repayment will be made by the Depositary, provided that the Depositary receives instructions from tendering participants by Noon on October 15, 2000. The Depositary will notify the Paying Agent designated pursuant to the Indenture by the close of business on October 15, 2000 as to the aggregate principal amount of the Debentures, if any, for which the Depositary shall have received instructions to tender for repayment. OWNERS OF BENEFICIAL INTERESTS IN DEBENTURES WHO WISH TO EFFECTUATE THE TENDER AND REPAYMENT OF SUCH DEBENTURES MUST INSTRUCT THEIR RESPECTIVE DEPOSITARY PARTICIPANT OR PARTICIPANTS A REASONABLE PERIOD OF TIME IN ADVANCE OF OCTOBER 15, 2000.

  If at any time the use of a book-entry only system through the Depositary (or any successor securities depositary) is discontinued with respect to the Debentures, tenders for repayment of any Debenture on November 15, 2000 shall be made according to the following procedures. The Company must receive at the principal office of the Paying Agent, during the period from and including September 15, 2000 to and including October 15, 2000: (i) the Debenture with the form entitled "Option to Elect Repayment" on the reverse of the Debenture duly completed; or (ii)(x) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or a trust company in the United States of America, setting forth the name of the registered holder of the Debenture, the principal amount of the Debenture, the amount of the Debenture to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Debenture to be repaid, with the form entitled "Option to Elect Repayment" on the reverse of the Debenture duly completed, will be received by the Company not later than five business days after the date of such telegram, telex, facsimile transmission or letter; and (y) such Debenture and form duly completed are received by the Company by such fifth business day. Any such notice received by the Company during the period from and including September 15, 2000 to and including October 15, 2000 shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and the acceptance of any Debenture for repayment will be determined by the Company, whose determination will be final and binding.

  For all purposes of this section, if October 15, 2000 is not a business day, it shall be deemed to refer to the next succeeding business day.

DEFEASANCE

  The Debentures will be subject to defeasance and covenant defeasance as provided in the attached Prospectus.

TRUSTEE

  First Alabama Bank (the "Trustee") is the Trustee under the Indenture. The Company and certain of its affiliates maintain banking relationships in the ordinary course of business with the Trustee. The Trustee is also the trustee with respect to the Company's Forty Year 7 1/2% Debentures, due June 15, 2033, Forty Year 8 1/4% Debentures, due July 1, 2032, and Forty Year 7 7/8% Debentures, due August 1, 2032.

BOOK-ENTRY SYSTEM

  The Debentures will be represented by one or more global securities (the "Global Security"). The Global Security will be deposited with, or on behalf of, the Depositary and registered in the name of a nominee of the Depositary. Except under circumstances described below, the Debentures will not be issuable in definitive form.

  Upon the issuance of the Global Security, the Depositary will credit on its book-entry registration and transfer system the accounts of persons designated by the Underwriter with the respective principal amounts of the Debentures represented by the Global Security. Ownership of beneficial interests in the Global Security will be limited to persons that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in the Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in the Global Security.

  So long as the Depositary or its nominee is the registered owner of the Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debentures represented by the Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the Global Security will not be entitled to have Debentures represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debentures in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Principal and interest payments on Debentures registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security. None of the Company, the Trustee, any paying agent or the registrar for the Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interest.

  The Company expects that the Depositary for the Debentures or its nominee, upon receipt of any payment of principal or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of the Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interest in the Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

  If the Depositary is at any time unwilling or unable to continue as depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Debentures in definitive form in exchange for the entire Global Security. In addition, the Company may at any time and in its sole discretion determine not to have the Debentures represented by the Global Security and, in such event, will issue Debentures in definitive form in exchange for the entire Global Security. In any such instance, an owner of a beneficial interest in the Global Security will be entitled to physical delivery in definitive form of Debentures represented by the Global Security equal in principal amount to such beneficial interest and to have such Debentures registered in its name. Debentures so issued in definitive form will be issued as registered Debentures in denominations of $1,000 and integral multiples thereof, unless otherwise specified by the Company.

  Settlement for the Debentures will be made by the Underwriter in immediately available funds. All payments of principal and interest on Global Securities will be made by the Company in immediately available funds.

                                  UNDERWRITING

  Under the terms of and subject to the conditions contained in an Underwriting Agreement dated November 17, 1995, the Underwriter has agreed to purchase from the Company, and the Company has agreed to sell to it, the $300,000,000 principal amount of the Debentures.

  The Underwriting Agreement provides that the obligations of the Underwriter thereunder are subject to approval of certain legal matters by counsel and to various other conditions. The nature of the Underwriter's obligations is such that it is committed to take and pay for all of the Debentures if any are taken.

  The Underwriter proposes to offer the Debentures in part directly to the public at the public offering price set forth on the cover page of this Prospectus Supplement and in part to certain dealers at such price less a concession not in excess of .30% of their principal amount.

  The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

PROSPECTUS

                                $1,400,000,000

                      BELLSOUTH TELECOMMUNICATIONS, INC.

                                DEBT SECURITIES

  BellSouth Telecommunications, Inc. (the "Company") may offer, in one or more issues, up to $1,400,000,000 aggregate principal amount of its debt securities (the "Securities") on terms to be determined at the time the Securities are offered for sale. When a particular issue of the Securities is offered, a prospectus supplement ("Prospectus Supplement"), together with this prospectus, will be delivered setting forth the terms of the Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, maturity, rate of any interest (or manner of calculation thereof) and time of payment thereof, any redemption provisions, the initial public offering price, the names of the underwriters, dealers or agents, any compensation to such underwriters, dealers or agents and any other specific terms in connection with the offering and sale of the Securities.

                                ---------------

 THESE SECURITIES  HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY  THE SECURITIES
  AND  EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION NOR HAS  THE
    COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
     OR ADEQUACY OF  THIS PROSPECTUS. ANY REPRESENTATION  TO THE CONTRARY
      IS A CRIMINAL OFFENSE.

                                ---------------

               THE DATE OF THIS PROSPECTUS IS NOVEMBER 1, 1995.

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                               ----------------

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission ("SEC"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following SEC Regional Offices: 13th Floor, 7 World Trade Center, New York, NY 10048 and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, IL 60661-2511. Such material can also be inspected at the New York Stock Exchange. Copies can be obtained from the SEC by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549.

  The Company is not required to deliver annual reports to its security holders pursuant to the Exchange Act or any stock exchange requirement. Copies of its annual, quarterly and periodic reports to the SEC on Forms 10-K, 10-Q and 8-K (containing financial information audited by independent accountants in the case of its annual report on Form 10-K) are required to be furnished to the trustee under the indenture or indentures pursuant to which the Securities will be issued.

  The Company has registered the Securities with the SEC pursuant to Registration Statement Nos. 33-60351 and 33-63661 on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statements") under the Securities Act of 1933, as amended ("Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration Statements.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents have been filed by the Company with the SEC and are hereby incorporated herein by reference:

    Annual Report on Form 10-K for the year ended December 31, 1994.

    Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 1995.

    Current Reports on Form 8-K for May 18, June 30 and October 1, 1995.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

  COPIES OF THE ABOVE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS) MAY BE OBTAINED UPON REQUEST WITHOUT CHARGE FROM THE VICE PRESIDENT AND COMPTROLLER OF THE COMPANY, 675 WEST PEACHTREE STREET, N.E., ATLANTA, GEORGIA 30375 (TELEPHONE NUMBER (404) 529-8611).

                                  THE COMPANY

  The Company is an operating telephone company, wholly owned by BellSouth Corporation, which provides predominantly tariffed telecommunications services to approximately two-thirds of the population and one-half of the territory within Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee. It is the surviving corporation from the merger, effective at midnight on December 31, 1991, of South Central Bell Telephone Company ("South Central Bell") and BellSouth Services Incorporated, a jointly-owned service subsidiary of South Central Bell and Southern Bell Telephone and Telegraph Company ("Southern Bell"), with and into Southern Bell. At the same time Southern Bell's name was changed to "BellSouth Telecommunications, Inc."

  The Company is a Georgia corporation and has its principal executive offices at 675 West Peachtree Street, N.E., Atlanta, Georgia 30375 (telephone number
(404) 529-8611).

                                USE OF PROCEEDS

  The Company intends to apply the net proceeds from the sale of the Securities primarily toward refinancing debt and also for general corporate purposes. The Company intends to offer Securities from time to time for refinancing purposes when and as prevailing interest rates and other market conditions are advantageous.

                           DESCRIPTION OF SECURITIES

  The following description sets forth certain general terms and provisions of the Securities to which any Prospectus Supplement may relate. The particular terms and provisions of the Securities offered by a Prospectus Supplement, and the extent to which such general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement.

GENERAL INDENTURE PROVISIONS

  The Securities are to be issued in one or more series (a "Series") under an indenture or indentures (the "Indenture") entered or to be entered into between the Company and one or more trustees (the "Trustee"). The following summaries of certain provisions of the Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture. Particular sections of the Indenture which are relevant to the discussion are cited parenthetically. Capitalized terms used in this Prospectus which are defined in the Indenture shall have the same meaning herein as in the Indenture. "Principal" when used herein includes, when appropriate, the premium, if any.

  The Indenture does not limit the amount of securities, other than the Securities, which may be issued or the amount of debt which may be incurred by the Company. Reference is made to the Prospectus Supplement for the following terms of the Securities being offered hereby: (i) the title of the Securities;
(ii) the date on which the principal of the Securities will mature; (iii) the rate, if any, at which the Securities will bear interest, the date or dates from which any such interest will accrue and on which such interest will be payable; (iv) any redemption or sinking fund provisions; (v) if other than the principal amount thereof, the portion of the principal amount of Securities which will be payable upon declaration of acceleration of the maturity thereof; and (vi) any additional provisions or other special terms not inconsistent with the provisions of the Indenture, including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of the Securities.

  The Securities will be issuable initially only as registered Securities without coupons in denominations of $1,000 and any integral multiple of $1,000. Principal and premium are to be payable at the office or agency of the Company designated by the Company from time to time. Securities may be presented for transfer or exchange at such office or agency. No service charge will be made for any transfer or exchange.

  The Securities will not be secured. The Company will covenant in the Indenture that if it shall subject to lien any of its property, it will secure the outstanding Securities, and any other of its obligations which may then be outstanding and entitled to the benefit of a similar covenant,* ratably with the indebtedness or obligations secured by such lien, so long as such obligations are so secured. The foregoing covenant will not apply to purchase-money liens, or to deposits to secure public or statutory obligations or with any governmental body for specified purposes. A subsidiary or other affiliate of the Company may subject to lien any property whether or not acquired from the Company. (Section 4.03)

  The Company also will covenant that if in case of certain events -- namely,
(a) any consolidation or merger of the Company and any other corporation, or
(b) any sale or conveyance of the property of the Company as an entirety or substantially as an entirety to any other corporation, or (c) the acquisition by the Company of the property of any other corporation as an entirety or substantially as an entirety -- any of the property owned by the Company immediately prior to such event would thereupon become subject to any lien, the Company prior to such event will secure the outstanding Securities and any other of its obligations which may then be outstanding and entitled to the benefit of a similar covenant;* ratably by a direct lien on all such property of the Company, prior to any lien to which such property would become subject by reason of such event. In case the Securities have been secured pursuant to the provisions described in this paragraph by a direct lien on substantially all of the telephone plant and on all securities of affiliates owned by the Company, the covenants described in this paragraph and the preceding paragraph will no longer be of any effect. As used in the covenants referred to in this paragraph and the following paragraph, the word "securities" will be defined to mean stocks and all indebtedness except indebtedness (other than that arising from borrowing) incurred in the ordinary course of business. (Section 4.04)

  The Indenture will provide that the Company may be discharged from all obligations under outstanding Securities of any Series upon the irrevocable deposit with the Trustee as trust funds solely for the benefit of the holders of such Securities money and/or U.S. Government Obligations (as defined in the Indenture) sufficient to pay and discharge the principal of (and premium, if any) and interest on such Securities. In such event, except in the case of Securities becoming due and payable within one year, the Company shall deliver to the Trustee a ruling from the Internal Revenue Service or an Opinion of Counsel (as defined in the Indenture) to the effect that the holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of the payment and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such payment and discharge had not occurred. On substantially the same terms and conditions, the Company may be relieved from the obligation to comply with certain covenants in the Indenture, including those described in the preceding two paragraphs. (Section 11.01)

  The Indenture will contain provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Securities; provided that no such modification shall (i) extend the fixed maturity of any Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all Securities then outstanding. The Indenture will also contain provisions permitting the Company and the Trustee, without the consent of the holders of Securities, to modify the Indenture or any supplemental indenture or the rights of the holders of the Securities for certain limited purposes. (Section 9.02)

  Under the Indenture an Event of Default with respect to Securities of any Series means, with respect to Securities of such Series: default for 90 days in payment of interest; default in payment of principal or premium; default for 90 days after notice by the Trustee or the holders of at least 25% in aggregate principal amount of Securities of such Series then outstanding in performance of any other covenants in the Indenture; or certain events in bankruptcy, insolvency or reorganization. (Section 6.01)
--------
* Each outstanding issue of long and intermediate term debt of the Company is entitled to the benefit of a similar covenant.

  Subject to the duty of the Trustee during default to act with the specified standard of care, the Trustee before taking any action under the Indenture is entitled to reasonable security or indemnity (Sections 7.01 and 7.02). Subject to such provisions for the indemnification of the Trustee, the holders of a majority of the principal amount of outstanding Securities of a Series may direct the time, method and place for certain actions by the Trustee with respect to Securities of such Series. (Section 6.06)

  Except as may be otherwise described in a Prospectus Supplement, the covenants contained in the Indenture would not afford holders of the Securities protection in the event of a highly-leveraged transaction involving the Company.

GLOBAL SECURITIES

  The Securities of a Series may be issued in the form of one or more fully registered global Securities (a "Global Security") that will be deposited with The Depository Trust Company (the "Depositary") or with a nominee for the Depositary. In such case, one or more Global Securities will be registered in the name of Cede & Co., as nominee for the Depositary and issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Securities of the Series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor. The laws of some States require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in the Global Security.

  The Depositary has informed the Company that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants deposit with it. The Depositary also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to its system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the Commission.

  The specific terms of the depositary arrangement with respect to any portion of a Series of Securities to be represented by a Global Security will be described in the Prospectus Supplement relating to such Series. The Company anticipates that the following provisions will apply to all depositary arrangements.

  Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by any underwriters or agents participating in the distribution of such Securities. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security (with respect to interests of participants) or persons that hold interests through participants (with respect to interests of persons other than participants) in accordance with the procedures of the Depositary.

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

  So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have the Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary for such Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

  Principal and interest payments on Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Global Security. None of the Company, the Trustee or any paying agent for such Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company expects that the Depositary for any Securities represented by a Global Security, upon receipt of any payment of principal or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names" and will be the responsibility of such participants.

  If the Depositary for any Securities represented by a Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue such Securities in definitive form in exchange for such Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Securities of a Series represented by one or more Global Securities and, in such event, will issue Securities of such Series in definitive form in exchange for all of the Global Security or Securities representing such Securities. In such instance, a beneficial owner of a Global Security will be entitled to physical delivery in definitive form of Securities of such Series represented by the Global Security equal in principal amount to such beneficial interest and to have such Securities registered in its name. Securities so issued in definitive form will be issued as registered Securities in authorized denominations. Any Securities issued in definitive form in exchange for a Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received from the Depositary from participants with respect to ownership of beneficial interests in such Global Security.

                             PLAN OF DISTRIBUTION

  The Company may sell the Securities being offered hereby in four ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters (the "Underwriters") and (iv) through dealers.

  The distribution of the Securities may be effected from time to time in one or more transactions either (i) at a fixed price or prices, which may be changed, (ii) at market prices prevailing at the time of sale, (iii) at prices related to such prevailing market prices or (iv) at negotiated prices.

  In connection with the sale of Securities, Underwriters or agents may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be Underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such Underwriter or agent will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

  The Underwriters and other persons may be entitled, under agreements which may be entered into with the Company, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

                                LEGAL OPINIONS

  Mr. Roger M. Flynt, Jr., Vice President and General Counsel of the Company, is passing upon the legality of the Securities for the Company, relying on the opinions of other counsel as to certain matters. Mr. Flynt may be deemed to own beneficially 121,042 shares of BellSouth Common Stock, including interests through various BellSouth benefit plans.

  On behalf of dealers, underwriters or agents, Davis Polk & Wardwell is passing upon certain legal matters in connection with the offering of the Securities.

                            INDEPENDENT ACCOUNTANTS

  The financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated by reference herein, have been audited by Coopers & Lybrand L.L.P., independent accountants, to the extent and for the periods indicated in their reports relating to such financial statements, which are also incorporated by reference herein, and have been so included in reliance upon the reports of Coopers & Lybrand L.L.P. given upon their authority as experts in auditing and accounting.

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